UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2006
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15063 (Commission File Number)	33-0618093 (I.R.S. Employer Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Endocare, Inc. (the “Company”) has entered into retention agreements with several key employees. Pursuant to each retention agreement, the Company has agreed to make a retention payment to each employee, subject to the employee’s continued employment by the Company through the date on which the Company files its Annual Report on Form 10-K for the year ending December 31, 2007 (the “Retention Date”). If the employee ceases to be employed by the Company for any reason on or before the Retention Date, then the employee is no longer eligible to receive the retention payment. The potential retention payments amount to $812,500 in the aggregate. The retention agreements provide that any retention payments will be paid within 30 days of the Retention Date. In addition, the retention agreements provide that if a change in control of the Company occurs prior to the Retention Date and in connection with or following such change in control there occurs prior to the Retention Date either a termination of the employee’s employment by the Company without cause or by the employee for good reason, then the employee will remain entitled to receive the retention payment within 30 days of the Retention Date.
Among the employees with whom the Company entered into retention agreements are two named executive officers: Michael R. Rodriguez, our Senior Vice President, Finance and Chief Financial Officer, and Clint B. Davis, our Senior Vice President, Legal Affairs and General Counsel. Each of Messrs. Rodriguez and Davis is entitled to receive a retention payment of $100,000 if his employment with the Company continues through the Retention Date.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1 Form of retention agreement.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
December 13, 2006	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Form of retention agreement.